Exhibit 21

COMPUTER SCIENCES CORPORATION
Significant Active Subsidiaries and Affiliates
As of April 3, 2009

Name	Jurisdiction of Organization
AdvanceMed Corporation	Virginia
Alliance-One Services, Inc.	Delaware
ASL Automated (Thailand) Ltd.	Thailand
ASL Automated Services (Thailand) Ltd.	Thailand
Automated Systems (HK) Limited	Hong Kong
Beijing CSA Computer Sciences Technology Company Limited	P.R.C.
CBSI Financial Services Corporation	Michigan
Century Capital Services Corporation	Nevada
Century Corporation	Nevada
Century Credit Corporation	Nevada
Century Leasing Corporation	Nevada
Computer Sciences Canada Inc.	Canada
Computer Sciences Corporation CSC Ecuador S.A.	Ecuador
Computer Sciences Corporation d.o.o Beograd	Serbia
Computer Sciences Corporation India Private Limited	India
Computer Sciences España, S.A.	Spain
Computer Sciences Parsons LLC	Oklahoma
Computer Sciences Raytheon	Florida
Computer Systems Advisers (M) Bhd	Malaysia
Continental Grand, Limited Partnership	Nevada
Covansys (Asia Pacific) Pte Ltd.	Singapore
Covansys (India) Private Limited	India
Covansys Deutschland GmbH	Germany
Covansys Netherlands B.V.	Netherlands
Covansys S.L.	Spain
Covansys S.r.l.	Italy
Covansys Software Technology (Shanghai) Company Ltd.	P.R.C.
Covansys UK Limited	United Kingdom
CSA (PRC) Company Limited	Hong Kong
CSA Automated (Macau) Limited	Macau
CSA Automated Private Limited	Singapore
CSA MSC Sdn Bhd	Malaysia
CSA Private Limited	Singapore
CSC Airline Solutions A/S	Denmark
CSC Airline Solutions Denmark A/S	Denmark
CSC Airline Solutions Norway AS	Norway
CSC Airline Solutions Sweden AB	Sweden
CSC Applied Technologies LLC	Delaware
CSC Arabia Ltd.	Saudi Arabia
CSC Australia Finance Pty Limited	Australia
CSC Australia Pty. Limited	Australia
CSC Bulgaria E.O.O.D.	Bulgaria
CSC Business Systems Limited	United Kingdom
CSC Computer Sciences (Portugal) Lda	Portugal
CSC Computer Sciences (South Africa)(Pty) Limited	South Africa
CSC Computer Sciences (Thailand) Limited	Thailand
CSC Computer Sciences Argentina S.R.L.	Argentina
CSC Computer Sciences B.V.	Netherlands
CSC Computer Sciences Bahrain W.L.L.	Bahrain
CSC Computer Sciences Colombia Ltda.	Colombia
CSC Computer Sciences Consulting Austria GmbH	Austria
CSC Computer Sciences Corporation (Costa Rica), S.A.	Costa Rica
CSC Computer Sciences Corporation Chile Limitada	Chile
CSC Computer Sciences do Brasil Ltda.	Brazil
CSC Computer Sciences Egypt Ltd	Egypt
CSC Computer Sciences Finland OY	Finland
CSC Computer Sciences Ghana Limited	Ghana
CSC Computer Sciences HK Limited	Hong Kong
CSC Computer Sciences Honduras, S.A.	Honduras
CSC Computer Sciences International Inc.	Nevada
CSC Computer Sciences Ireland Limited	Ireland
CSC Computer Sciences Italia S.p.A.	Italy
CSC Computer Sciences Japan Co., Ltd	Japan
CSC Computer Sciences Korea YH	Korea
CSC Computer Sciences Limited	United Kingdom
CSC Computer Sciences Luxembourg SA	Luxembourg
CSC Computer Sciences Nicaragua, Sociedad Anomia	Nicaragua
CSC Computer Sciences Peru S.R.L.	Peru
CSC Computer Sciences Polska Sp. zO.O	Poland
CSC Computer Sciences Pte Limited	Singapore
CSC Computer Sciences S.A.	Luxembourg
CSC Computer Sciences S.A.S.	France
CSC Computer Sciences s.r.o.	Czech Republic
CSC Computer Sciences Sdn Bhd	Malaysia
CSC Computer Sciences spol. s.r.o.	Slovakia
CSC Computer Sciences Taiwan Limited	Taiwan
CSC Computer Sciences VOF/SNC (Partnership)	Belgium
CSC Computer Sciences, S. de R.L. de C.V.	Mexico
CSC Consular Services Inc.	Nevada
CSC Consulting Group A/S	Denmark
CSC Consulting, Inc.	Massachusetts
CSC Corporation Limited	United Kingdom
CSC Covansys Corporation	Michigan
CSC Credit Services, Inc. (TX)	Texas
CSC Cybertek Corporation	Texas
CSC Danmark A/S	Denmark
CSC Datalab A/S	Denmark
CSC Deutschland Akademie GmbH	Germany
CSC Deutschland Services GmbH	Germany
CSC Deutschland Solutions GmbH	Germany
CSC Enformasyon Teknoloji Hizmetleri Limited Sirketi	Turkey
CSC Enterprises (Partnership)	Delaware
CSC Financial GmbH	Germany
CSC Financial Services (Pty) Limited	South Africa
CSC Financial Services S.A.S.	France
CSC Financial Services Software Solutions Austria GmbH	Austria
CSC Financial Solutions Ireland Limited	Ireland
CSC Financial Solutions Limited	United Kingdom
CSC FSG Limited	United Kingdom
CSC Hungary Information Technology Services Kft	Hungary
CSC Information Systems LLC	Delaware
CSC Information Technology (Tianjin) Co. Ltd.	P.R.C.
CSC International Systems Management Inc. (US)	Nevada
CSC Italia S.r.l.	Italy
CSC Japan, Ltd.	Delaware
CSC Logic / MSA L.L.P.	Texas
CSC Logic, Inc.	Texas
CSC New Zealand Limited	New Zealand
CSC Property UK Limited	United Kingdom
CSC Retail Services, LLC	Nevada
CSC Scandihealth A/S	Denmark
CSC Services Management Ireland Limited	Ireland
CSC Services No. 1 Limited	United Kingdom
CSC Services No. 2 Limited	United Kingdom
CSC Solutions Norge AS	Norway
CSC Sverige AB	Sweden
CSC Switzerland GmbH	Switzerland
CSC Systems & Solutions LLC	Delaware
CSC Technologies Deutschland GmbH	Germany
CSC Technology (Beijing) Co., Ltd.	P.R.C.
CSC UKD 4 Limited	United Kingdom
CSCOTN LLC	Nevada
Datatrac Information Services, Inc.	Texas
Dekru B.V.	Netherlands
Dyn McDermott Petroleum Operations Company	Louisiana
DynCorp	Delaware
DynCorp of Colorado, Inc.	Delaware
DynKePRO, L.L.C.	Delaware
DynMeridian Corporation	Virginia
DynPort Vaccine Company LLC	Virginia
CSCSpace Company LLC	Virginia
Eastview (China) Group Limited	British V.I.
ELM Computer Technologies Limited	Hong Kong
EURL CSC Computer Sciences Corporation Algeria	Algeria
Everlasting Properties Limited	British V.I.
Experteam S.A./N.V.	Belgium
Express Profits Development Limited	British V.I.
Express Returns Limited	British V.I.
Express Success Limited	British V.I.
FCG Software Services (India) Private Limited	India
Federal Support Solutions, LLC	Nevada
CSC Life Sciences Limited	United Kingdom
First Consulting Group GmbH	Germany
Computer Sciences Consulting Vietnam Company Limited	Vietnam
First Consulting Group. Inc.	Delaware
Fortune Infoscribe Ltd.	India
Fortune InfoTech Ltd.	India
Grand Global Insurance Ltd.	Bermuda
Guangzhou Automated Systems Limited	P.R.C.
Innovative Banking Solutions AG	Germany
ITS Medical Systems LLC	Virginia
Log.Sec Corporation	Virginia
Merrill Lynch CICG, Limited Partnership	Delaware
Merrill Lynch Partnership Holdings LLC	Delaware
Mississippi Space Services	Mississippi
Mynd Asia Pacific Pty Limited	Australia
Mynd Corporation	South Carolina
Mynd International, Ltd.	Delaware
Mynd Partners	Pennsylvania
Mynd Partners, L.P.	Texas
Packing Products Pvt. Ltd.	India
Paxus Australia Pty. Limited	Australia
Paxus Corporation Pty. Limited	Australia
Paxus Financial R&D Pty. Limited	Australia
PDA Software Services, Inc.	Delaware
PT Cita Simas Artha	Indonesia
PT. CSC Computer Sciences	Indonesia
Space Coast Launch Services LLC	Nevada
Supreme Estern Limited	Hong Kong
Taiwan Automated Systems Limited	Taiwan
Technology Service Partners, Inc.	Florida
Test and Experimentation Services Company	Texas
The Eagle Alliance	Maryland
The LogSec Group JV (Partnership)	Virginia
Tianjin CSA Computer Sciences Technology Company Limited	P.R.C.
Tri-S Incorporated	Virginia
UAB CSC Baltic	Lithuania
Welkin Associates, Ltd	Virginia